As Filed with the Securities and Exchange Commission on February 25, 2000
                                                      Registration No. 333-76137

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT # 1 TO
                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                    PHC. INC.
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
         (State or other jurisdiction of incorporation or organization)

                                   04-2601571
                      (I.R.S. Employer Identification No.)

                                 BRUCE A. SHEAR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    PHC, INC.
                           200 LAKE STREET - SUITE 102
                          PEABODY, MASSACHUSETTS 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 with a copy to:

                                ARNOLD WESTERMAN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PPLC
                           1050 CONNECTICUT AVENUE, NW
                              WASHINGTON, DC 20036
                                 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              C A L C U L AT I ON O F  R E G I S T R A T I ON  F E E

                        NUMBER OF      PROPOSED     PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS     SHARES        MAXIMUM          AGGREGATE     REGISTRATION
 OF SECURITIES TO BE      BEING     OFFERING PRICE   OFFERING PRICE      FEE
      REGISTERED       REGISTERED     PER SHARE

Class A Common Stock,
    $.01 par value      1,042,061 (1)   $  .875        $911,803.38   $276.30 (1)
Class A Common Stock,
    $.01 par value        914,360 (2)   $1.6875      $1,771,572.50   $467.57 (2)
Class A Common Stock,
    $.01 par value      1,162,051 (3)     (3)              (3)     $4,013.00 (3)


1. The Registration Statement when filed in April 1999 included 1,042,061 shares of Common Stock on which the fee of $276.30 was paid when the registration statement was filed.

2. This amendment includes an additional 914,360 shares of Common Stock. The filing fee for these shares of $467.57 being paid with this filing is based on the closing price of the Common Stock on the NASDAQ SmallCap market of $1.6875 on February 18, 2000.

3. Pursuant to rule 429(b) this registration statement constitutes a post effective amendment to registration statement file numbers 333-25231, 333-44045 and 333-59927 declared effective by the commission on November 19, 1997, January 15, 1998 and August 3, 1998 respectively, on which filing fees of $2,912, $261 and $840 were paid. The number of securities has been adjusted to reflect adjustments pursuant to anti-dilution provisions in the instruments issued evidencing the securities.

                       SUBJECT TO COMPLETION, DATED , 2000

PROSPECTUS
                                    PHC, INC.

                            PIONEER BEHAVIORAL HEALTH

                    3,118,472 SHARES OF CLASS A COMMON STOCK

     This Prospectus  covers the sale from time to time of shares of the Class A
Common  Stock,   par  value  $.01  per  share  of  PHC,  Inc.,  a  Massachusetts corporation, by, or for the accounts of the Selling Security Holders.

     The Company will only receive proceeds from the Common Stock issuable upon the exercise of outstanding warrants. Such funds will be added to working capital. All other proceeds will be realized by the Selling Security Holders. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of such shares under the Securities Act estimated to be approximately $53,000.

     The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with the sales of such shares.

     The Company's Class A Common Stock trades in the over-the-counter market and current prices are available on the Nasdaq SmallCap market under the symbol PIHC. On February 18, 2000, the closing bid price of the Class A Common Stock was $1.6875.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE DATE OF THIS PROSPECTUS IS  , 2000

                                   OUR COMPANY

     Our Company is a national health care company, which provides psychiatric services primarily to individuals who have alcohol and drug dependency, related disorders and to individuals in the gaming and trucking industry. We operate substance abuse treatment facilities in Utah and Virginia, four outpatient psychiatric facilities in Michigan, two outpatient psychiatric facilities in Nevada and an inpatient psychiatric facility in Michigan. We also provide management and administrative services to psychotherapy and psychological practices in New York and operate a website, Behavioralhealthonline.com, which provides education, training and materials to behavioral health professionals.

     Our Company provides behavioral health services and products through inpatient and outpatient facilities and online to behavioral health professionals. Our substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care facilities, which permit us to provide our clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. We tailor these programs and services to "safety-sensitive" industries and concentrate our marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries. Our psychiatric facility provides inpatient psychiatric care and intensive outpatient treatment, referred to as partial hospitalization, to children, adolescents and adults. Our outpatient mental health clinics provide services to employees of major employers, as well as to managed care, Medicare and Medicaid clients. The psychiatric services are offered in a larger, more traditional setting than PHC's substance abuse facilities, enabling PHC to take advantage of economies of scale to provide cost-effective treatment alternatives.

     The Company treats employees who have been referred for treatment as a result of compliance with Subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as the Drug Free Workplace Act), which requires employers who are Federal contractors or Federal grant recipients to establish drug-free awareness programs which, among other things, inform employees about available drug counseling; rehabilitation and employee assistance programs. We also provide treatment under the Department of Transportation implemented regulations, which broaden the coverage and scope of alcohol and drug testing for employees in "safety sensitive" positions in the transportation industry.

     The Company was incorporated in 1976 and is a Massachusetts corporation. Our corporate offices are located at 200 Lake Street, Suite 102, Peabody, MA 01960 and our telephone number is (978) 536-2777.

                                  THE OFFERING
Securities Outstanding as of January 31, 2000:

Class A Common Stock                5,763,214
Class B Common Stock                  727,170
Class C Common Stock                        0
Preferred Stock                           781

Securities Offered                  3,118,472  shares of Class A Common Stock,
                                               of which 522,672 are outstanding,
                                               1,164,759  are issuable  on
                                               conversion  of   outstanding
                                               Preferred  Stock,  250,000 are
                                               issuable on conversion  of  debt,
                                               and 1,181,041 are issuable on
                                               exercise of outstanding warrants.

NASDAQ Symbol                   Common Stock:    PIHC

Proceeds to the Company         $2,283,352.20    Assuming the warrants are
                                                 exercised, this amount will be
                                                 added to our working capital.
                                                 All other proceeds will be
                                                 retained by the Selling
                                                 Security Holders.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

                                   SIX MONTHS ENDED
                                     DECEMBER 31,            YEAR ENDED JUNE 30,
                                  -------------------        -------------------
                                 1999           1998        1999           1998

                              ------------------------------------------------------
STATEMENTS OF OPERATIONS DATA:
Revenue                         $8,871,560    $9,661,645   $19,139,496   $21,246,189
Operating expenses               9,448,536     9,883,733    19,691,234    24,346,787
Loss from operations              (576,976)     (222,088)     (551,738)   (3,100,598)
Other expense                      (61,041)     (836,695)     (742,914)     (839,706)
Provision for taxes                    100           911        59,434       219,239

Loss from continuing operations  $(638,117)  $(1,059,694)  $(1,354,086)  $(4,159,543)

Loss from discontinued
  operations                            --            --            --    (2,220,296)

Net Loss                         $(638,117)  $(1,059,694)  $(1,354,086)  $(6,379,839)

Dividends                          (56,196)      (29,809)     (142,110)     (207,060)

Loss applicable to common share  $(694,313)  $(1,089,503)  $(1,496,196)  $(6,586,899)

Basic and diluted Loss per common
  share                             $(0.11)       $(0.19)       $(0.25)       $(1.26)

Basic and diluted weighted
  average shares outstanding     6,359,254     5,778,239     6,008,263     5,237,168

                                      AS OF
                                    DECEMBER 31, 1999
BALANCE SHEET DATA:
Total assets                         $ 14,236,153
Working capital                        (1,730,354)
Long-term obligations                   3,273,602
Stockholders' equity                    2,675,602

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.


OPERATING RISKS

     THE CONCENTRATION OF ACCOUNTS RECEIVABLE DUE FROM GOVERNMENT PAYORS COULD CREATE A SEVERE CASH FLOW PROBLEM SHOULD THESE AGENCIES FAIL TO MAKE TIMELY PAYMENT. We had substantial receivables from Medicaid and Medicare of approximately $150,000 at December 31, 1999 and $400,000 at June 30, 1999, which would create a cash flow problem should these agencies defer or fail to make reimbursement payments as due, which would require us to borrow at unfavorable rates.

     A DECLINE IN MANAGED CARE ORGANIZATIONS APPROVAL RATES FOR BEHAVIORAL HEALTH SERVICES, LENGTH OF STAY OR NUMBER OF VISITS WOULD REDUCE PATIENT UTILIZATION AND CASH FLOW. We have marketed, and will continue to market, our services to managed care organizations and insurance companies that are willing to reimburse us for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies that limit the length of stay for substance abuse treatment, our business would be materially adversely affected since our revenues and cash flow would go down and our fixed operating expenses would continue.


     AS OUR ACCOUNTS RECEIVABLE AGE AND BECOME UNCOLLECTABLE OUR CASH FLOW IS NEGATIVELY IMPACTED. Our accounts receivable (net of allowance for bad debts) were $6,498,365 at September 30, 1999 compared with $6,938,227 at June 30, 1999 and $8,126,972 at June 30, 1998. As we expand, we will be required to seek payment from a larger number of payors and the amount of accounts receivable will likely increase. The overall decrease in current accounts receivable is due primarily to significant increases in reserves due to our more aggressive reserve policies established in June 1997. If the amount of receivables, which eventually become uncollectible, exceeds such reserves, we could be materially adversely affected. In addition, any decrease in our ability to collect our accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on our results of operations. See the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

     DUE TO THE COMPANY'S CURRENT HIGH DEBT TO EQUITY RATIO AND RECENT LOSSES FROM OPERATIONS, IF THE COMPANY NEEDS ADDITIONAL FINANCING IT MAY REQUIRE BORROWING AT UNFAVORABLE RATES. We are utilizing, to the maximum extent, our accounts receivable funding facilities, which bear interest at the prime rate plus 2.25%, to meet our current cash needs. Should we require additional funds to meet our cash flow requirements or to fund growth or new investments, we may be required to meet these needs with more costly financing. If we are unable to obtain needed financing, it could have a material adverse effect on our financial condition, operations and business prospects. See Consolidated Financial Statements and related notes included or incorporated into this prospectus by reference.

     THE COMPANY'S RELIANCE ON CONTRACTS WITH KEY CLIENTS TO MAINTAIN SUFFICIENT PATIENT CENSUS WOULD IMPACT OUR ABILITY TO MEET OUR FIXED COSTS SHOULD ONE OR MORE OF THESE CLIENTS CANCEL CONTRACTS OR BE UNABLE TO PAY FOR SERVICES RENDERED. We have entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to us for treatment, the cost of which is reimbursed on a per diem or per capita basis. Approximately 30% of our total revenue is derived from these key clients. No single one of these large employers, health care institutions or labor unions individually accounts for 10% or more of our consolidated revenues, the loss of any of these key clients would require us to expend considerable effort to replace patient referrals and would result in revenue losses and attendant loss in income.

     CONTROL OF THE HEALTHCARE INDUSTRY EXERCISED BY FEDERAL, STATE AND LOCAL REGULATORY AGENCIES CAN INCREASE COSTS, ESTABLISH MAXIMUM REIMBURSEMENT LEVELS AND LIMIT EXPANSION. Our Company and the health care industry are subject to rapid regulatory change with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures, reimbursement for services rendered and periodic government inspections. Governmental budgetary restrictions have resulted in limited reimbursement rates in the healthcare industry including our Company. As a result of these restrictions we cannot be certain that payments under government programs will remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the State of Michigan, are considering reductions in state Medicaid budgets.

     DEPENDENCE ON THIRD-PARTY PAYORS FOR APPROVAL OF AND REIMBURSEMENT FOR SERVICES CAN CREATE DELAYS IN PAYMENT AND NEGATIVE CASH FLOW. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of our revenues could significantly alter the profitability of our operations. In addition, we experience greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in our service mix could have a material adverse effect on our results of operations, as would an increase in the percentage of our patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that we can charge for our services. Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on our ability to substantiate the medical necessity of treatment. The process of substantiating a claim often takes up to four months and sometimes longer; as a result, we experience significant delays in the collection of amounts reimbursable by third-party payors, which adversely affects our working capital condition. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit us to profitably provide substance abuse treatment and other behavioral health care, our business would be materially adversely affected. Five percent of revenues from continuing operations for the quarter ended December 31, 1999 was related to Government Payors. In addition, there can be no assurance that our existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third party or governmental payors.

     INSURANCE COMPANIES AND MANAGED CARE ORGANIZATIONS ARE ENTERING INTO SOLE SOURCE CONTRACTS WITH HEALTHCARE PROVIDERS, WHICH COULD LIMIT OUR ABILITY TO OBTAIN PATIENTS. Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. Continued growth in the use of carve-out systems could materially adversely affect our business to the extent we are not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

     ACQUISITION AND EXPANSION RISKS IN THE HEALTHCARE INDUSTRY COMPOUND THE RISK OF NEGATIVE CASH FLOW. We intend to expand our business through acquisitions. The acquisitions will be in areas that will further support the integrated delivery system in markets that we currently service. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up operations or acquisitions could have a material adverse effect on our profitability and liquidity unless and until such facilities are fully integrated with our other operations and become self sufficient. Until such time we may be required to borrow at higher rates and less favorable terms.

     THE LIMITED  NUMBER OF  HEALTHCARE  PROFESSIONALS  IN THE AREAS IN WHICH WE
OPERATE MAY CREATE STAFFING SHORTAGES. Our success depends, in large part, on our ability to attract and retain highly qualified personnel, particularly skilled health care personnel, which are in short supply. We face competition for such personnel from governmental agencies, health care providers and other companies and are constantly increasing our employee benefit programs, and related costs, to maintain required levels of skilled professionals. These increasing costs impact our profitability.

MANAGEMENT RISKS

     OWNERSHIP OF THE MAJORITY OF CLASS B COMMON STOCK GIVES CONTROL OF PHC TO BRUCE A. SHEAR. The holders of our class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the class A Common Stock are entitled to elect two members to our five-member Board of Directors and the holders of the class B Common Stock are entitled to elect the remaining directors. This gives the holders of class B Common Stock the right to elect the majority of the board members and control of the board of directors. Bruce A. Shear and his affiliates own and control 92.3% of the Class B Common Stock and therefore have the right to elect the majority of the members of the Board of Directors.

     RETENTION OF KEY PERSONNEL WITH KNOWLEDGE OF KEY CONTRACTS AND CLIENTS IS ESSENTIAL TO THE SUCCESS OF THE COMPANY. PHC is highly dependent on the principal members of its management and professional staff, particularly Bruce
A. Shear, PHC's President and Chief Executive Officer, Robert H. Boswell, PHC's Senior Vice President and the other members of PHC's management and their continued relationship with key clients.

MARKET RISKS

     THE NASDAQ STOCK MARKET MAY DELIST THE COMPANY'S STOCK FROM THE NASDAQ EXCHANGE IF THE COMPANY FAILS TO MEET LISTING REQUIREMENTS. The Nasdaq staff has notified us of its concern regarding the continued listing of our Common Stock on the Nasdaq SmallCap Market based on our failure to maintain a minimum bid price greater than $1.00 over thirty consecutive trading days as required. Nasdaq has also advised us that we are not in compliance with the required Net Tangible Assets for listing. We believe that we are now in compliance with the minimum bid price requirement since our bid price for Common Stock has closed higher than $1.00 for the past 15 trading days. We have discussed the net tangible asset requirement with the Nasdaq and believe that we will be in compliance with this requirement following the close of our current fiscal year. We are awaiting response from the Nasdaq as to whether it will grant us the time required to get into compliance with this requirement.

     SHOULD THE COMPANY'S SECURITIES BE DELISTED FROM THE NASDAQ STOCK MARKET, STOCKHOLDERS MAY HAVE DIFFICULTY SELLING THE STOCK. If our Common Stock is delisted from Nasdaq, the Common Stock would be traded on the bulletin board. Cost of trading on the bulletin board can be more than the cost of trading on the SmallCap market and since there may be an absence of market makers on the bulletin board the price may be more volatile and it may be harder to sell the securities.

     LOW TRADING VOLUME OR THIN FLOAT MAY PRODUCE SIGNIFICANT CHANGES IN MARKET PRICE. The Company's Class A Common Stock average weekly trading volume for the period from July 1, 1999 to December 31, 1999 was 80,390 shares. The weekly trading volume for Class A Common Stock for the month of January 2000 was

803,812 shares. There can be no assurance that the weekly trading volume will remain at the same level or decline. As a result of the thin float in our stock, a small number of transactions can result in significant swings in the market price, and it may be difficult for stockholders to dispose of stock in a timely way at a desirable market price.

     OUR RIGHT TO ISSUE CONVERTIBLE PREFERRED STOCK MAY ADVERSELY AFFECT THE RIGHTS OF THE COMMON STOCK. Our Board of Directors, through the Company's restated Articles of Organization, retains the right to issue up to 1,000,000 shares of Preferred Stock on terms fixed by the Board without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock.

                              AVAILABLE INFORMATION

     The Company filed a registration statement with the Securities and Exchange Commission covering the securities offered. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. For further information with respect to the Company and the securities being offered, see the registration statement, and related exhibits and schedules. Copies of these documents are available for review at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N. W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Copies of such materials are available upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about PHC that is filed electronically at http:\\WWW.SEC.GOV. Reference is made to the copies of any contracts or other documents filed as exhibits to the registration statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 10549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     A copy of our Annual Report on Form 10-KSB for the year ended June 30, 1999, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

     We furnish our stockholders and warrant holders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated herein by reference and made a part of this Prospectus are the following: (1) our Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 filed with the Commission on October 13, 1999 as amended on October 20, 1999 and November 29, 1999; (2) our Proxy Statement filed with the Commission on November 18, 1999; (3) our Quarterly Report on Form 10-QSB for the quarters ended September 30, 1999 filed with the Commission on November 15, 1999 and December 31, 1999 filed with the Commission on February 14, 2000; and (4) the description of the Class A Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated December 17, 1993, and the amendment thereto on Form 8-A/A dated March 2, 1994. All documents subsequently filed by the Company with the Commission, as required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes to the financial statements) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein. Requests for such information should be directed to: PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

                            SELLING SECURITY HOLDERS

     The Selling Security Holders consist of several groups of investors who acquired Preferred Stock or Debentures convertible into Class A Common Stock or warrants entitling the holder to purchase shares of Class A Common Stock from the Company. The Preferred Stock or Debenture holders also acquired warrants to purchase shares of Class A Common Stock.

     The following table identifies the investors who acquired Preferred Stock or Debentures which are convertible into Common Stock and those individuals who acquired warrants entitling the holder to purchase shares of Class A Common Stock. All Shares of Class A Common Stock issuable on conversion of the
Preferred Stock or Debentures or on the exercise of the warrants may be sold from time to time by the Selling Security Holders in the over the counter market. The information contained in the following table indicates beneficial ownership based on the Company's records and on information provided by our transfer agent as of January 31, 2000. None of the Selling Security Holders is an affiliate of our Company.

     Our Company will receive an aggregate of $2,283,352.20 if the holders of all of the warrants exercise the warrants and purchase shares of Class A Common Stock. The average exercise price is $1.93. The Selling Security Holders will retain all other proceeds from the sale of the shares being registered.

     None of the Selling Security Holders beneficially own greater than 5% of the outstanding Class A Common Stock except ProFutures Special Equities Fund, LP which owns 11.5% and Augustine Fund LP which owns 5.3%.


                      Shares of Class A
                        Common Stock                                  Number of
                        Beneficially                                  Shares of
 Name, Address and    Owned or Issuable                                Class A
 primary contact of   on Conversion of                                 Common
  Selling Security       Outstanding                                    Stock
       Holder            Convertible        Warrants to Purchase       Offered
                         Securities       shares of Class A Common
                         Before the                Stock
                          Offering
                        Exclusive of
                           Warrants
                                                 Exercise  Expiration
                                         Number    Price     Date
Holders of Convertible Preferred
 Stock and Convertible Debentures

ProFutures Special              566,925   50,000    $2.75  6/04/2000    732,447
Equities Fund, LP                         86,207    $2.90  9/19/2002
John Gray                                  3,000    $2.90  3/10/2003
11612 Bee Cave RD                         26,315    $2.31  3/16/2001
Austin, TX  78734

Augustine Fund LP               309,298   10,525    $2.31  3/16/2001    319,823
Tom Duszynski
141 W. Jackson BLVD
Suite 2181
Chicago, IL  60604

John F. Mauldin                 179,047    5,260    $2.31  3/16/2001    184,307
1000 Ballpark in
Arlington Suite 216
Arlington, TX  76011

Gary D. Halbert                 253,402    7,890    $2.31  3/16/2001    261,292
11612 Bee Cave RD
Suite 100
Austin, TX  78734

Dean and Company                250,000   26,960    $1.00  12/31/2004   276,960
Gerald Heine
10950 N. Cedarburg RD
56 West
Mequon, WI  53092

Yakov Burstein                  142,220      -0-      -0-       -0-     142,220
184-63 Aberdeen RD
Jamaica, NY  11432

Irwin Mansdorf                  236,539      -0-      -0-       -0-     236,539
3 Nachshon ST
Raanana, Israel

                                     - 13 -

                     Shares of Class A
                        Common Stock                                  Number of
                        Beneficially                                  Shares of
 Name, Address and    Owned or Issuable                                Class A
 primary contact of   on Conversion of                                 Common
  Selling Security       Outstanding                                    Stock
       Holder            Convertible        Warrants to Purchase       Offered
                         Securities       Shares of Class A Common
                         Before the                Stock
                          Offering
                        Exclusive of
                          Warrants               Exercise   Expiration
                                         Number    Price      Date
Warrant Holders

George Gordon                       -0-   64,705   $1.00  12/31/2003    190,149
1613 Tiffany AVE                          11,677   $2.00  12/31/2003
Racine, WI  53402                         17,045   $1.50  12/31/2003
                                          10,786   $1.00  12/01/2003
                                          10,784   $1.00  01/01/2004
                                          10,784   $1.00  02/01/2004
                                          10,747   $1.00  03/11/2004
                                          10,747   $1.00  04/01/2004
                                          10,747   $1.00  05/01/2004
                                          10.709   $1.00  06/01/2004
                                          10.709   $1.00  07/01/2004
                                          10.709   $1.00  08/01/2004

Heller Financial, fka               -0-   62,467   $2.38  03/10/2003    146,298
Healthcare Financial                      61,032   $1.81  07/10/2003
Partners, Inc.                            22,799   $1.50  07/10/2003
Debra VanAlstyne - 4th Floor
2 Wisconsin Circle #320
Chevy Chase, MD  20815

National Securities                 -0-   42,457   $1.45  1/15/2004     168,209
Corp.                                     42,104   $1.45  4/05/2004
Steven Rothstein                          41,824   $1.45  7/05/2004
875 N. Michigan AVE                       41,824   $1.45  10/05/2004
Suite 1560
Chicago, IL  60611

Barrow Street Research              -0-    4,166   $3.50  02/18/2002      7,465
John Attaliente                            3,299   $1.20  02/23/2004
130 Barrows ST, #313
New York, NY  10014

Atkin Associates                    -0-    5,373   $1.00  4/21/2004       5,373
Barrie Atkin
255 Bishops Forest DR
Waltham, MA  02452

Howard J. Shaffer                   -0-    5,356   $1.00  5/18/2004       5,356
27 Algonquin AVE
Andover, MA  01810

                                     - 14 -

                     Shares of Class A
                        Common Stock                                  Number of
                        Beneficially                                  Shares of
 Name, Address and    Owned or Issuable                                Class A
 primary contact of   on Conversion of                                 Common
  Selling Security       Outstanding                                    Stock
       Holder            Convertible        Warrants to Purchase       Offered
                         Securities       Shares of Class A Common
                         Before the                Stock
                          Offering
                         Exclusive of
                         Warrants                Exercise  Expiration
                                         Number    Price      Date

Jim Hippler                        -0-     5,373    $1.00  4/21/2004      5,373
c/o Boyd Gaming
2950 Industrial RD
Las Vegas, NV  89109-1150

Lisa Waumbley                      -0-     1,071    $1.00  5/18/2004      1,071
c/o Boyd Gaming
2950 Industrial RD
Las Vegas, NV  89109-1150

Alpine Capital                     -0-    25,000    $2.00  10/07/2001    25,000
Partners, Inc.
Evan Bines
599 Lexington AVE
22nd Floor
New York, NY  10022

Brean Murray & Co.                 -0-   108,354    $2.50  5/31/2002    108,354
Steve Margulies
570 Lexington AVE
New York, NY  10022

Joan Finsilver                     -0-    72,236    $2.50  5/31/2002     72,236
Brean Murray & Co.
570 Lexington AVE
New York, NY  10022

CCRI                               -0-    80,000    $2.62  3/03/2002     80,000
Malcolm McGuire
3104 E. Camelback RD - #539
Phoenix, AZ  85016

                                     - 15 -

                      Shares of Class A
                        Common Stock                                  Number of
                        Beneficially                                  Shares of
 Name, Address and    Owned or Issuable                                Class A
 primary contact of   on Conversion of                                 Common
  Selling Security       Outstanding                                    Stock
       Holder            Convertible        Warrants to Purchase       Offered
                         Securities       shares of Class A Common
                         Before the                Stock
                          Offering
                         Exclusive of
                          Warrants
                                                 Exercise   Expiration
                                         Number    Price     Date

Infinity Investors                 -0-    90,000    $2.00  3/31/2002     90,000
c/o Clark K. Hunt
Hunt & Wissman
1601 Elm ST - STE 4000
Dallas, TX  75201

Summit Capital                     -0-    60,000    $2.00  3/31/2002     60,000
c/o Unity Hunt, Inc.
Shawn T. Wells
1601 Elm ST - STE 4000
Dallas, TX  75201



     In May 1997 the Company issued Series A Convertible Preferred Stock to ProFutures Special Equity Fund, LP with an aggregate value of $1,000,000. ProFutures also acquired warrants to purchase 50,000 shares of Class A Common Stock. The Shares of Series A Convertible Preferred Stock were converted into 475,945 shares of Class A Common Stock.

     In October 1997 the Company issued units consisting of 172,414 shares of Class A Common Stock and warrants to purchase 86,207 shares of Class A Common Stock to ProFutures Special Equity Fund, LP in a private placement. Also in connection with this transaction, the Company issued warrants to purchase 3,000 shares of Class A Common Stock in March 1998.

     In March 1998 the Company issued a total of 950 shares of Series B convertible Preferred Stock as follows: 200 shares to Augustine Fund; 500 shares to ProFutures; 150 shares to G. Halbert and 100 shares to J. Mauldin. At the same time the Purchasers of the Preferred Stock also acquired 49,990 warrants to purchase Class A Common Stock. This Preferred Stock was convertible into Class A Common Stock at a conversion price that was 80% of the average closing bid price five days prior to the conversion date. The Company was obligated to issue the Selling Security Holder a promissory Note for the difference between $2.00 (the "Minimum Conversion Price") and the market price of Class A Common Stock (the "Price Guarantee"). In a subsequent agreement the price guarantee was later revised to allow the Company to issue Class A Common Stock in lieu of the promissory note. As of this date all outstanding Series B Preferred Stock have been converted.

     In December 1998 the Company issued to Dean and Company $500,000 in 12% Convertible Debentures, which are convertible into 250,000 shares of Class A Common Stock at a price of $2.00 per share. In connection with this financing the Company also issued 26,960 warrants to purchase shares of Class A Common Stock. The Company also issued warrants to purchase 190,149 shares of Class A Common Stock as a finders fee to George Gordon for introducing Dean and Company to the Company.

     In October 1996 the Company entered into an Agreement and Plan of Merger with Irwin Mansdorf and Yakov Burstein, the then owners of Behavioral Stress Centers, Inc., which called for the issuance of Class A Common Stock to the former owners as part of the purchase price. The Company issued an aggregate of 564,396 shares of Class A Common Stock to Irwin Mansdorf and 170,422 shares of Class A Common Stock to Yakov Burstein in connection with these agreements. The number of shares also include 236,539 shares to Irwin Mansdorf and 67,558 shares to Yakov Burstein in connection with a share price guarantee.

     On March 10, 1998 the Company borrowed $350,000 with Heller Financial fka Healthcare Financial Partners, Inc. bearing interest at the Prime rate plus 3 1/2% and maturing on July 10, 1998. In conjunction with this financing the Company issued warrants to purchase 62,467 shares of Class A Common Stock. On July 10, 1998 the Company signed an extension on this Note to extend the maturity date to November 10, 1998. In conjunction with this extension the Company issued warrants to purchase an additional 61,032 shares of Class A Common Stock. Also in connection with this extension, as a form of price protection for the initial 62,467 warrants issued the Company issued an additional 22,799 warrants to purchase Class A Common Stock. This Note has been repaid.

     During 1999 the Company issued warrants to purchase an aggregate of 168,209 shares of Class A Common Stock to National Securities Corp. as payment for Investment Banker Services.

     In June 1997 the Company issued warrants to purchase 180,590 shares of Class A Common Stock to Brean Murray & Co. as payment for Investment Banker Services, of which 72,236 were transferred to Joan Finsilver, a principle of Brean Murray & Co.

     In February 1997 the Company issued warrants to purchase 4,166 shares of Class A Common Stock to Barrow Street Research and in February 1999 the Company issued warrants to purchase an additional 3,299 shares of Class A Common Stock to Barrow Street Research. All of these warrants were issued in payment of investor relations services.

     In March 1997 the Company issued 160,000 warrants to purchase Class A Common Stock to CCRI for investor relation services as of this date only 80,000 warrants remain exercisable.

     In April 1999 the Company issued warrants to purchase 5,373 shares of Class A Common Stock to Atkin Associates and in May 1999 the Company issued warrants to purchase 5,356 shares of Class A Common Stock to Howard J. Shaffer. These warrants were issued in payment of website development services.

     In April 1999 the Company issued warrants to purchase 5,373 shares of Class A Common Stock to Jim Hippler and in May 1999 the Company issued warrants to purchase 1,071 shares of Class A Common Stock to Lisa Waumbley. These warrants were issued in payment of management consultant services.

     In November 1996 the Company issued $3,125,000 in Convertible Debentures, $1,875,000 to Infinity Investors, which was converted into 799,079 shares of Class A Common Stock, and $1,250,000 to Seacrest Capital which was converted into 532,617 shares of Class A Common Stock. Also in connection with this transaction, Infinity Investors received warrants to purchase 90,000 shares of Class A Common Stock and Seacrest Capital received warrants to purchase 60,000 shares of Class A Common Stock, which were subsequently transferred to Summit Capital. The Company issued 25,000 warrants to purchase shares of Class A common Stock to Alpine Capital Partners for services rendered in connection with this transaction.

                              PLAN OF DISTRIBUTION

     The Class A Common Stock offered hereby may be sold from time to time in the over the counter market through underwriters, dealers, brokers or other agents. PHC will receive $2,283,352.20 if the warrants to purchase 2,583,579 shares being registered are exercised; however, PHC will receive no proceeds from the sale of the additional 1,862,769 shares of Class A Common Stock included in this registration statement.

     The Class A Common Stock offered may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Selling Security Holder will determine the selling price at the time of the transaction or by an agreement with its underwriters, dealers, brokers or other agents.

     Any underwriters, dealers, brokers or other agent to or through whom Class A common stock offered hereby is sold may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Security Holder and/or purchasers of Class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which compensation to a particular underwriter, broker, dealer or other agent might be in excess of customary commissions). In addition, a Selling Security Holder and any such underwriters, dealers, brokers or other agents may be deemed to be underwriters under the Securities Act, and any profits on the sale of Class A common stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Class A common stock will be selected by a Selling Security Holder and may have other business relationships with PHC and its subsidiaries or affiliates in the ordinary course of business. PHC cannot presently estimate the amount of any such discounts, commissions or concessions. PHC knows of no existing arrangements between the Selling Security holders and any underwriter, dealer, broker or other agent.

                                  LEGAL MATTERS

     Arent Fox Kintner Plotkin & Kahn, Washington, DC have passed upon the validity of the securities offered hereby for PHC.

                                     EXPERTS

     The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

No dealer,  salesman or any other  person
has   been   authorized   to   give   any
information     or    to     make     any
representations    other    than    those
contained   in   this    Prospectus    in               PHC, INC.
connection   with   the   offering   made
hereby,  and,  if  given  or  made,  such       PIONEER BEHAVIORAL HEALTH
information or  representations  must not
be relied upon as having been  authorized
by  PHC.   This   Prospectus   does   not
constitute   an   offer   to  sell  or  a   4,446,348 SHARES OF CLASS A COMMON
solicitation  of an offer to buy,  by any                 STOCK
person  in any  jurisdiction  in which it
is unlawful  for such person to make such
offer  or   solicitation.   Neither   the
delivery  of  this   Prospectus  nor  any
offer,    solicitation   or   sale   made
hereunder  shall under any  circumstances
create   any    implication    that   the
information herein contained is correct as of any time subsequent to the date of the Prospectus.

            TABLE OF CONTENTS
                                    PAGE
Prospectus Summary                      3
Risk Factors
   Operating Risks:                   6-8
      Delay in government payments      6
      Managed care rates                6
      Collectability of Accounts
        Receivable                      6
      Lack of access to capital         6
      Reliance on key clients           7
      Rapid regulatory change           7
      Negative cash flow                7
      Sole source contracts             8
      Acquisition and expansion         8
      Staffing shortages                8
   Management Risks:                  8-9
     Control of PHC by Bruce A. Shear   8
     Retaining key personnel            9
   Market Risks:                     9-10
     Nasdaq delisting                   9
     Common Stock liquidity             9
     Low trading volume                 9
     Issuance of Preferred Stock       10
Available Information                  11
Incorporation of Documents by
  Reference                            12
Selling Security Holders            13-19
Plan of Distribution                   20
Legal Matters                          21
Experts                                21
                                                        PROSPECTUS
                                                     FEBRUARY , 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder.


              SEC Registration Fee                    $   743.87
              NASDAQ Registration Fee                 $17,500.00
              Legal Fees and Expenses                 $20,000.00
              Accounting Fees and Expenses            $13,000.00
              Miscellaneous                           $ 1,756.13
                                                      -------------
                    TOTAL                             $53,000.00

The Registrant will bear all expenses shown above.

Item 15. Indemnification of Directors and Officers.

     Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Registrant during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PHC pursuant to the foregoing provisions, or otherwise, PHC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PHC of expenses incurred or paid by a director, officer or controlling person of PHC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PHC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

EXHIBIT INDEX
EXHIBIT NO.                              DESCRIPTION

4.1 Form of Warrant Agreement. (Filed as exhibit 4.1 to PHC's Registration Statement on March 2, 1994)
4.2 Form of Unit Purchase Option. (Filed as exhibit 4.4 to PHC's Registration Statement on March 2, 1994)
4.3 Form of warrant issued to Robert A. Naify, Marshall Naify, Sarah M. Hassanein and Whitney Gettinger. (Filed as exhibit 4.6 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
4.4 Warrant Agreement by and among PHC, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement. (Filed as exhibit 4.8 to PHC's Registration Statement on Form 3 dated March 12, 1996. Commission file number 333-71418).
4.5 Warrant Agreement issued to Alpine Capital Partners, Inc. to purchase 25,000 Class A Common shares dated October 7, 1996. (Filed as exhibit 4.15 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission November 5, 1996. Commission file number 0-23524).
4.6 Warrant Agreement issued to Barrow Street Research, Inc. to purchase 3,000 Class A Common shares dated February 18, 1997. (Filed as exhibit 4.17 to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
4.7 Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
4.8 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for 50,000 shares of Class A Common Stock dated 6/4/97. (Filed as exhibit 4.22 to PHC's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
4.9 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97. (Filed as exhibit 4.25 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
4.10 Transfer from Seacrest Capital Securities of PHC, Inc. and securities to Summit Capital Limited dated 12/19/97. (Filed as exhibit 4.26 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
4.11 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock. (Filed as exhibit 4.27 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524).
4.12 Subscription Agreements and Warrants for Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit 4.28 to PHC's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-23524).
4.13 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998. (Filed as exhibit 4.16 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927.)
4.14 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998. (Filed as exhibit 4.15 to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927.)

4.15 Warrant Agreement by and between Joan Finsilver and PHC, Inc. dated 07/31/98 for 60,000 shares Common Stock. (Filed as exhibit 4.16 to PHC's report on 10-KSB filed with the Securities and Exchange Commission on October 13, 1998. Commission file number 0-23524. Replaces exhibit 4.23 to PHC's report on Form 10-KSB. Filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
4.16 Warrant Agreement by and between Brean Murray and Company and PHC, Inc. dated 07/31/98 for 90,000 shares Common Stock. (Filed as exhibit 4.17 to PHC's report on 10-KSB filed with the Securities and Exchange Commission on October 13, 1998. Replaces exhibit 4.23 to PHC's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
4.17 Warrant Agreement by and between HealthCare Financial Partners, Inc. and its subsidiaries (collectively "HCFP) and PHC, Inc. dated July 10, 1998 - Warrant No. 3 for 20,000 shares of Class A Common Stock. (Filed as exhibit
     4.18 to PHCs report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524).
4.19 12% Convertible Debenture by and between PHC, Inc., and Dean & Co., dated December 3, 1998 in the amount of $500,000. (Filed as exhibit 4.20 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
4.20 Securities Purchase Agreement for 12% Convertible Debenture by and between PHC, Inc. and Dean & Co., a Wisconsin nominee partnership for Common Stock. (Filed as exhibit 4.21 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
4.21 Warrant Agreement to purchase up to 25,000 shares of Class A Common Stock by and between PHC, Inc., and Dean & Co., dated December 3, 1998. (Filed as exhibit 4.22 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
4.22 Warrant  Agreement  by and  between  PHC,  Inc.,  and  National  Securities
     Corporation dated January 5, 1999 to purchase 37.500 shares of Class A Common Stock. (Filed as exhibit 4.23 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
4.23 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares, 15,000 shares, 5,000 shares, 5,000 shares, 50,000 shares and 10,000 shares of Class A Common Stock dated December 31, 1998; 5,000 shares of Class A Common Stock dated December 1, 1998; 10,000 shares of Class A Common Stock dated January 1, 1999; and 10,000 shares of Class A Common Stock dated February 1, 1999. (Filed as exhibit 4.24 to PHC's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
4.24 Warrant Agreement by and between PHC, Inc., and Barrow Street Research for 3,000 shares of Class A Common Stock dated February 23, 1999.
4.25 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated March 1, 1999.
4.26 Agreement dated April 5, 1999 modifying the payment terms on the price guarantee associated with the Series B Convertible Preferred Stock.
4.27 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated May 1, 1999. (Filed as exhibit 4.27 to the Company's Registration Statement on Form S-3 dated May 14, 1999. Commission file number 0-23524).
4.28 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated April 1, 1999. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).

4.29 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated July 1, 1999. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
4.30 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated August 1, 1999. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
4.31 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated April 5, 1999. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
4.32 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated July 5, 1999. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
4.33 Subscription Agreement and Warrants Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert, John F. Mauldin and Augustine Fund, L.P. dated March 16, 1998. (Filed as exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
*5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.
10.1 1993 Stock Purchase and Option Plan of PHC, Inc., as amended December 26, 1997. (Filed as exhibit 10.1 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
10.2 Form of Warrant Agreement for Bridge financing with List of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable. (Filed as exhibit 10.6 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
10.3 Lease Agreement between  Palmer-Wells  Enterprises and AIHS, Inc. and Edwin
     G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7, 1992. (Filed as exhibit 10.14 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 33-71418).
10.4 Note of PHC of Virginia, Inc. in favor of Himanshu S. Patel and Anna H. Patel, dated April 1, 1995, in the amount of $10,000. (Filed as exhibit
     10.29 to the Company's annual report on Form 10-KSB. Filed with the Securities and Exchange on October 2, 1995. Commission file number 0-23524).
10.5 Note of PHC of Virginia, Inc. in favor of Mukesh P. Patel and Falguni M. Patel, dated April 1, 1993, in the amount of $10,000. (Filed as exhibit
     10.30 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
10.6 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date. (Filed as exhibit 10.33 to Form SB-2 dated March 2, 1994). Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia Inc. and each assignor dated as of June 30, 1994. (Filed as exhibit 10.57 to Form 10-KSB on September 28,
     1994).
10.7 Security Agreement Note of PHC of Virginia, Inc. in favor of Mount Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987. (Filed as exhibit
     10.34 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).

10.8 Copy of Note of Bruce A. Shear in favor of Steven J. Shear, dated December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988. (Filed as exhibit 10.52 to the Company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
10.9 Lease Agreement by and between Conestoga Corp. and PHC, Inc., dated July 11, 1994. (Filed as exhibit 10.69 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. Commission file number 0-23524).
10.10 Renewal of Lease Addendum between Palmer Wells Enterprises and PHC of Utah, Inc., executed February 20, 1995. (Filed as exhibit 10.73 to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange on October 2, 1995. Commission file number 0-23524)
10.11 1995 Employee Stock Purchase Plan.(Filed as exhibit 10.74 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418. As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).
10.12 1995 Employee Stock Purchase Plan. (Filed as exhibit 10.74 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418. As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).
10.13 1995 Non-Employee Director Stock Option Plan. (Filed as exhibit 10.75 to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418. As amended on Form S-8 dated March 12, 1999. Commission File number 333-74373).
10.14 Loan and Security Agreement of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995. (Filed as exhibit 10.76 to the Company's Form 10-KSB, filed with the Securities and Exchange Commission on October 4, 1996.)
10.15 Secured Promissory Note in the amount of $750,000 by and between PHC of Nevada, Inc. and LINC Anthem Corp. (Filed as exhibit 10.77 to the Company's Form 10-KSB, filed with the Securities and Exchange Commission on October 4, 1996.)
10.16 Stock Pledge by and between PHC, Inc. and Linc Anthem Corporation. (Filed as exhibit 10.81 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994. )
10.17 Custodial Agreement by and between LINC Anthem Corporation and PHC, Inc. and Choate, Hall and Stewart dated July 25, 1996. (Filed as exhibit 10.85 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-23524).
10.18 Loan and Security Agreement by and between Northpoint-Pioneer Inc. and LINC Anthem Corporation dated July 25, 1996. (Filed as exhibit 10.86 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524). .
10.19 Corporate Guaranty by PHC, Inc., PHC of Rhode Island, Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996 for North Point-Pioneer, Inc. (Filed as exhibit 10.87 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.20 Stock Pledge and Security Agreement by and between PHC, Inc. and LINC Anthem Corporation. (Filed as exhibit 10.88 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).

10.21 Secured Promissory Note of North Point-Pioneer, Inc. in favor of LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000. (Filed as exhibit 10.89 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.22 Lease Agreement by and between PHC, Inc. and 94-19 Associates dated October 31, 1996 for BSC-NY, Inc. (Filed as exhibit 10.90 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.23 Note by and between PHC Inc. and Yakov Burstein in the amount of $180,000. (Filed as exhibit 10.91 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.24 Note by and between PHC, Inc. and Irwin Mansdorf in the amount of $570,000. (Filed as exhibit 10.92 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.25 Employment Agreement by and between BSC-NY, Inc. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.93 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.26 Consulting Agreement by and between BSC-NY, Inc. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.94 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.27 Agreement and Plan of Merger by and among PHC, Inc., BSC-NY, Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.95 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.28 Employment Agreement by and between Perlow Physicians, P.C. and Yakov Burstein dated November 1, 1996. (Filed as exhibit 10.98 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.29 Agreement for Purchase and Sale of Assets by and between Clinical Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996. (Filed as exhibit 10.99 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.30 Consulting Agreement by and between Perlow Physicians, P.C. and Irwin Mansdorf dated November 1, 1996. (Filed as exhibit 10.100 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on December 5, 1996. Commission file number 0-23524).
10.31 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000. (Filed as exhibit 10.106 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
10.32 Employment Agreement for Dr. Himanshu Patel; Employment Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patel's Employment Agreements. (Filed as exhibit 10.107 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-23524).
10.33 Unconditional Guaranty of Payment and performance by and between PHC, Inc. in favor of HCFP. (Filed as exhibit 10.112 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-23524).

10.34 Amendment number 1 to Loan and Security Agreement dated May 21, 1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement. (Filed as exhibit
     10.113 to the Companys quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997 Commission file number 0-23524).
10.35 Employment Agreement by and between Perlow Physicians P.C. and Nissan Shliselberg, M.D. dated March, 1997. (Filed as exhibit 10.114 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.36 Option  and  Indemnity  Agreement  by and  between  PHC,  Inc. and  Nissan
     Shliselberg, M.D. dated February, 1997. (Filed as exhibit 10.115 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.37 Secured Term Note by and between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000 dated March, 1997. (Filed as exhibit 10.116 to the Company's Registration
     Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.38 Mortgage between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100,000 dated March, 1997 for Secured Term Note. (Filed as exhibit 10.117 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.39 Submission of Lease between PHC, Inc. and Conestoga Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960. (Filed as exhibit 10.119 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.40 Master Equipment Lease Agreement by and between PHC, Inc. and LINC Capital Partners dated March 18, 1997 in the amount of $200,000. (Filed as exhibit
     10.121 to the Company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
10.41 Agreement between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.122 to the Company's report on Form 10-KSB, with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524)
10.42 Master Contract by and between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.122 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524)
10.43 Deed, Deed of Trust and Deed Trust Note in the amount of $540,000 by and between Dillon and Dillon Associates and Pioneer Counseling of Virginia, Inc. (Filed as exhibit 10.124 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524)
10.44 Financial Advisory Agreement, Indemnification Agreement and Form of Warrant by and between Brean Murray & Company and PHC, Inc. dated 06/01/97. (Filed as exhibit 10.125 to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-23524)
10.45 Secured Term Note; Mortgage; Environmental Indemnity; Agreement Guaranty by PHC, Inc.; and Amendment No. 2 Loan and Security Agreement by and between Healthcare Financial; and PHC, Inc. of Michigan dated December, 1997. (Filed as exhibit 10.129 to the Company's Registration Statement on Form SB-2 dated January 8, 1997. Commission file number 333-25231).
10.46 First Amendment  to  Sale  and  Purchase  Agreement  by and  between  LINC
     Financial Services, Inc., LINC Finance Corporation VII and PHC of Rhode Island dated January 20, 1995 and Sale and Purchase Agreement dated March 6, 1995. (Filed as exhibit 10.132 to the Company's 10-QSB dated February 17, 1998).

10.47 Agreement by and between PHC, Inc., and Irwin Mansdorf and Yakov Burstein dated March 2, 1998. (Filed as exhibit 10.135 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. Commission file number 0-23524 on April 29, 1998).
10.48Secured  Bridge Loan to be made to PHC,  Inc.  by HCFP  Funding II, Inc. in the amount of $350,000 dated March 10, 1998. (Filed as exhibit 10.136 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. Commission file number 0-23524 on April 29, 1998).
10.49 First Amendment to Mortgage between PHC of Michigan, Inc. and HCFP Funding, Inc. (Filed as Exhibit 10.137 to the Company's 10-QSB filed on May 15, 1998. Commission file number 0-23524).
10.50 Secured Unconditional Guaranty of Payment and performance by and between BSC-NY, Inc. and HCFP Funding II, Inc. in the amount of $350,000. (Filed as exhibit 10.58 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.51 Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.59 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.52 Credit Line Deed of Trust by and between PHC of Virginia, Inc., and HCFP Funding II, Inc. dated July, 1998. (Filed as exhibit 10.60 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.53 Amendment No. 1 to Secured Bridge Note dated July 10, 1998 by and between PHC, Inc. and HCFP Funding II, Inc. (Filed as exhibit 10.61 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.54 Promissory Note for $50,000 dated May 18, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.62 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.55 Promissory Note for $50,000 dated June 9, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.63 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.56 Letter Agreement dated May 31, 1998 by and between NMI Realty, Inc. and PHC of Rhode Island, Inc. to terminate the Lease and Option Agreement entered into March 16, 1994. (Filed as exhibit 10.64 to the Company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
10.57 Amendment No. 1 to Loan and Security Agreement in the amount of $4,000,000.00 by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.65 to the Company's report on Form 10-KSB dated October 13, 1998. Commission file number 0-23524).
10.58 Promissory Note by and between PHC, Inc. and Bruce A. Shear dated August 13, 1998, in the amount of $100,000. (Filed as exhibit 10.66 to the Company's report on Form 10-QSB dated November 3, 1998. Commission file number 0-23524).
10.59 Amendment to Overline Letter Agreement pursuant to the Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and
     Pioneer Counseling of Virginia, Inc. dated June 8, 1998 extending the maturity date from November 10, 1998 to May 10, 1999. (Filed as exhibit
     10.67 to the Company's report on Form 10-QSB filed with the Securities and Exchange Commission on February 12, 1999. Commission file number 0-23524).

10.60 The Overline Letter agreement pursuant to the Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998 extending the maturity date from November 10, 1998 to May 10, 1999. (Filed as exhibit
     10.68 to the Company's Registration Statement on Form 10-QSB dated 12, 1999. Commission file number 0-23524).
10.61 Financial Advisory and Consultant Agreement by and between National Securities Corporation and PHC, Inc. dated 01/05/99 (Filed as exhibit 10.69 to the Company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-23524).
10.62 Agreement for Purchase and Sale of Pioneer Counseling of Virginia, Inc. to Dr. Mukesh Patel and Dr. Himanshu Patel dated February 15, 1999. (Filed as exhibit 10.62 to the Company's Registration Statement on Form 10-QSB filed with the Securities and Exchange Commission on May 14, 1999. Commission file number 0-23524).
10.63 This amendment no. 2 to secured bridge note (the "Amendment") is hereby entered into as of the 10th day of May 1999 by and among PHC, INC., a Massachusetts corporation ("Borrower"), and HCFP FUNDING II, INC., a Delaware corporation ("Lender"). (Filed as an exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
10.64 Seller's Settlement Statement related to the sale of the real estate owned by Pioneer Counseling of Virginia, Inc. dated March 15, 1999. (Filed as exhibit 10.64 to the Company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 14, 1999. Commission file number 0-23524).
10.65 This amendment no. 2 to secured bridge note (the "Amendment") is hereby entered into as of the 10th day of May 1999 by and among PHC, INC., a Massachusetts corporation ("Borrower"), and HCFP FUNDING II, INC., a Delaware corporation ("Lender"). (Filed as an exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
10.66 Loan and Security Agreement by and between Heller Healthcare Finance, Inc. f/k/a HCFP Funding, Inc. and PHC of Michigan, Inc. PHC of Utah, Inc. PHC of Virginia, Inc. PHC of Rhode Island, Inc. and Pioneer Counseling of Virginia, Inc. dated August 11, 1999. (Filed as an exhibit to the Company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-23524).
10.67 Amendment number 3 to Secured Bridge Note dated May 10, 1999 by and between PHC, Inc. and HCFP (Filed as exhibit to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 13, 1999. Commission file number 0-23524).
10.68 Promissory Note by and between PHC, Inc. and Mellon US Leasing Corporation dated November, 1999, in the amount of $160,000. (Filed as exhibit 10.68 to the Company's report on Form 10-QSB dated November 15, 1999.
10.69 Secured Term Loan for $1,000,000 by and between PHC of Michigan, Inc and Heller Finance, Inc., which includes Secured Term Note from Borrower; Restated Mortgage by and between Borrower and Lender; Guaranty of Term Loan by PHC, Inc.; Secured Guaranty of Term Loan by BSC-NY, Inc.; Guaranty of Term Loan by Bruce A. Shear and Letter Agreement. (Filed as exhibit to the Company's report on Form 10-QSB, filed with the Securities and Exchange Commission on February 14, 2000. Commission file 0-22916).
16.1 Letter on Change in Independent Public Accountants. (Filed as an exhibit to the Company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 28, 1994 and as exhibit 16.1 in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission. (Commission file number 0-23524 on April 29, 1998).

21.1 List of Subsidiaries. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
*23.1 Consent of Independent Auditors.
*23.3 Consent of Arent Fox  Kintner  Plotkin & Kahn,  PPLC. Included  in exhibit
      5.1.
*24.1 Power of Attorney: included on signature page.
99.1 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.


*    Indicates exhibits filed with this Registration Statement.

Item 17. Undertakings.

Registrant undertakes that it will:

1. file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to include any additional or changed material information on the plan of distribution;
2. for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and
3. file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts.

                                          PHC, INC.

Date:  February 25, 2000                  By: /s/  Bruce A. Shear
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce A. Shear his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the following persons on behalf of the registrant and in the capacities and on the dates indicated have signed this registration statement below.

           SIGNATURE                   TITLE(S)                DATE

/s/  Bruce A. Shear             President, Chief
                                Executive Officer and
                                Director (principal       February 25, 2000
                                executive officer)

/s/  Paula C. Wurts             Controller and            February 25, 2000
                                Assistant Treasurer
                                (principal financial
                                and accounting officer)

/s/  Gerald M. Perlow           Director                  February 25, 2000

/s/  Donald E. Robar            Director                  February 25, 2000

/s/  Howard Phillips            Director                  February 25, 2000

/s/  William F. Grieco          Director                  February 25, 2000

Exhibit 5.1
                                    Arent Fox
                           1050 Connecticut Avenue, NW
                            Washington, DC 20036-5339

Arnold R. Westerman
Tel: 202/857-6243
Fax: 202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                          February 25, 2000
PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to PHC's Registration Statement on Form S-3 (File No. 333-76137), filed by PHC with the Securities and Exchange Commission (the "Registration Statement") in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act"), of 1,956,421 shares of the Class A Common Stock.

     In connection with this opinion, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such corporate and other documents, certificates, and other records as we deemed necessary or appropriate to the purposes of preparing this opinion. Based on the foregoing, we hereby advise you that we are of the opinion that the 1,956,421 shares of Common Stock subject to the Registration Statement have been duly and validly authorized for issuance and that such shares are, or will be when issued in accordance with the terms of the warrants, convertible debentures or price guaranty promissory notes referred to in the Registration Statement, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations there under.

                            Very truly yours,

                        ARENT FOX KINTNER PLOTKIN & KAHN

                           By /s/ Arnold R. Westerman
                               Arnold R. Westerman
                        ARENT FOX KINTNER PLOTKIN & KAHN
          New York, NY - McLean, VA - Bethesda, MD - Budapest, Hungary
                        - Jeddah, Kingdom of Saudi Arabia

Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated September 10, 1999 relating to the consolidated financial statements of PHC, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999.


                                BDO Siedman, LLP


Boston, Massachusetts
February 25, 2000

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